UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2008

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Inland Real Estate Corporation is filing this Current Report on Form 8-K/A (this “Amendment”) to amend its Current Report on Form 8-K dated April 25, 2008 (the “Original 8-K”).  The purpose of this Amendment is to re-file Exhibit 10.7 to the Original 8-K with all previously omitted schedules and similar attachments.  Except for the revised Exhibit 10.7 filed with this Amendment, there are no other changes to the Original 8-K.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits:

	Exhibit No.	Description

10.7

Third Amended and Restated Credit Agreement, dated as of April 22, 2008, among Inland Real Estate Corporation, as borrower and KeyBank National Association as administrative agent, KeyBanc Capital Markets as co-lead arranger, Wachovia Bank National Association as syndication agent, Wachovia Capital Markets LLC as co-lead arranger and the several lenders from time to time parties hereto as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

September 3, 2009

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.7

Third Amended and Restated Credit Agreement, dated as of April 22, 2008, among Inland Real Estate Corporation, as borrower and KeyBank National Association as administrative agent, KeyBanc Capital Markets as co-lead arranger, Wachovia Bank National Association as syndication agent, Wachovia Capital Markets LLC as co-lead arranger and the several lenders from time to time parties hereto as lenders.